Exhibit 10.9

                         END PRODUCT PURCHASE AGREEMENT

THIS  AGREEMENT  is  dated  as  at  the  2  day  of  October,  2000.

BETWEEN:

               PLANET  EARTH   OPERATING   SERVICES  INC.,  a  Canada   Business
               Corporations Act corporation, have a place of business located at 54 Mill Street West, Milverton, Ontario, N0K 1M0

               (hereinafter referred to as the "Buyer")

                                                               OF THE FIRST PART

AND:

               HAMILTON BIO CONVERSION INC. a corporation duly incorporated pursuant to the laws of the Province of Ontario and having its principal place of business located at 2380 Brampton Street, Hamilton, Ontario L8E 5V9

               (hereinafter referred to as the "Seller")

                                                              OF THE SECOND PART

WHEREAS:

A. The Seller will operate a waste processing facility on or about 2380 Brampton Street, Hamilton, Ontario (the "Plant") utilizing patented thermophilic digestion technology (the "Process") under license to the Seller;

B. The Seller wishes to sell and the Buyer wishes to purchase all end products produced by the Plant on the terms and conditions as set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual promises as set out below the parties hereto agree as follows:

                                    ARTICLE 1
                                      TERM

1.1 The initial term (the "Initial Term") of this Agreement will commence on the date on which the Plant is operational (the "In-service Date") and will continue for twelve years unless terminated earlier in accordance with the terms of this Agreement.

1.2 The term of this Agreement will automatically renew for further one-year periods unless notice is given by either party not less than six (6) months prior to the expiration of the Initial Term of any such additional term or terms.

1.3 Either party may terminate this Agreement at the end of the third, sixth or ninth year of the Initial Term upon ninety (90) days written notice to the other party.

                                    ARTICLE 2
                                    PURCHASE

2.1 Subject to the terms of this Agreement, the Buyer will purchase and the Seller will sell all end products produced by the Plant which conform to the specifications set out in Appendix A to this Agreement (the "Products").

2.2 The Seller will provide the Buyer, on each Friday during the term of this Agreement, an estimate of its production expectations for the next seven
     (7) days. This Production estimate will contain as much detail as to the expected type and volume of Products to be purchased as is practical in the circumstances.

2.3 The Buyer will pay the Seller one hundred and forty dollars ($140) per tonne of Product (the "Price") or as the parties may otherwise agree. The parties agree that the Price may be adjusted every third anniversary date of this Agreement during the Initial Term and on each anniversary date thereafter.

2.4 Beginning on the second month of the Initial Term the Buyer will provide to the Seller no later than fifteen (15) days after the end of each calendar month during the term of this Agreement, a statement (the "Statement") showing the previous month's total tonnage of Products received and re-sold by the Buyer.

2.5 At the same time that the Statement is provided by the Buyer the Buyer will pay the Seller an amount equal to the Price multiplied by the number of tons of product re-sold by the Buyer for which the Buyer has been paid during the period covered by that Statement and not the volume of Products delivered to the Buyer. Payment shall be made by way of cheque delivered by the Buyer to the Seller unless otherwise agreed to by the parties.

2.6  Any late payments shall bear interest at the rate of 1.5% per month.

                                    ARTICLE 3
                               QUALITY OF PRODUCT

3.1  The Seller warrants and represents to the Buyer as follows:

     (a) The Products delivered to the Buyer will contain only quality ingredients and shall be in accordance with the specifications set out in Appendix A;

     (b) The Products delivered to the Buyer as animal feed (the "Animal Feed Products") will conform with the requirements for such Products as set out by the Association of American Feed Control Officials Incorporated and as set out in the Canadian Feed Act and Regulations, as published and amended from time to time;

     (c) Animal Feed Products will not contain any material or contaminants which would make the Animal Feed Products harmful as animal feed;

     (d) The Products will have a maximum twelve (12%) percent moisture content.

3.2 The Seller will maintain current and accurate logs of the raw materials being utilized by the Plant.

3.3 Upon reasonable notice the Seller will provide the Buyer with access to the Plant to inspect any and all raw materials or Products.

3.4 The Buyer will assist the Seller in creating Product specifications and formulations to ensure Product is marketable within the applicable district. Furthermore, upon reasonable notice, the Seller agrees to permit the Buyer to enter the Plant during normal business hours for the purpose of Product testing.

3.5 If additional ingredients are required by the Buyer for Product blending purposes, the Seller will purchase such ingredients from an authorized agent of the Buyer provided that such ingredients are competitively priced and the resulting end product is economically viable to the parties.

3.6 If the Seller intends to introduce any non waste food products into its processing, it will promptly notify Buyer prior to doing so.

                                    ARTICLE 4
                                    PACKAGING

4.1 The Seller will ensure that the Products are blended and packaged in the manner specified from time to time by the Buyer acting reasonably.

                                    ARTICLE 5
                                    DELIVERY

5.1 The Seller covenants and agrees with the Buyer with respect to delivery of the Product that the Seller will:

     (a) at its sole risk and expense deliver the Products FOB at the Plant, in accordance with the delivery and packaging instructions of the Buyer;

     (b) notify the Buyer without delay when the Products are ready for pick-up;

     (c) maintain at its own cost adequate storage to facilitate delivery of the Products;

     (d) provide an maintain at its own cost suitable load-out facilities for the Products at the Plant;

     (e)  bear all costs and risks  associated with the Products until such time
          as  the   Products   are   delivered  to  the  Buyer  or  the  Buyer's
          representative in accordance with section 5.1(a) herein;

     (f) provide and maintain at its own cost all equipment necessary to load the Products in the Buyer's or the Buyer's representative truck at the Plant; and

     (g) collect and provide to the Buyer or its representative, samples from each shipment of Product delivered.

5.2 The Seller will provide the Buyer and the Buyer's authorized employees, agents and contractors with free and reasonably unrestricted and undelayed access to the loading area at the Plant in order to allow the Buyer to meet its Product's removal obligations in an efficient and expeditious manner.

5.3  The Seller will be  responsible  for truck  demurrage time in excess of one
     (1) hour and will reimburse the Buyer for such truck demurrage at the rate such cost is incurred, plus ten (10%) percent administrative penalty. Such truck demurrage time shall not exceed three (3) hours per incident unless greed to in advance by the Seller.

5.4 The Buyer will advise the Seller when the Buyer has encountered any material non-performance of any obligation of the Seller pursuant to this
     Article 5 and the Seller will have a reasonable time to cure any such non-performance. The Seller will notify the Buyer within twenty-four (24) hours of receiving such notice from the Buyer of the Seller's remedy for the non-performance indicated by the Buyer.

5.5 The Buyer covenants and agrees with the Seller with respect to the delivery of Products that the Buyer will:

     (a)  promptly   remove   Products  from  the  Plant  so  as  to  avoid  any
          interruption in the operator's regular plant operations; and

     (b) pick-up at regular intervals the samples of the Products collected by the Seller pursuant to Section 5.1(g) herein.

5.6 Should the Buyer fail for any reason to promptly take delivery of and remove the Products from the Plant, the Seller may send written notice to the Buyer by personal delivery or facsimile to the Buyer's office of the Buyer's failure to do so. If the Buyer fails to take delivery within twenty-four (24) hours of receipt of such notice, then the Seller will be free to remove and sell such Products to other buyers at its discretion.

5.7 If Product does not meet the standards as set out in Schedule A, the Seller may request the Buyer's assistance in disposing of such Product. If Buyer agrees to dispose of such Product in advance or if subsequent to acceptance of Product by the Buyer the Product is found not to meet the required standard, the Buyer will use its reasonable efforts to dispose of such Product in a cost efficient way at the best available market price. If Buyer is able to sell such Product, it will evenly divide the net proceeds with the Seller (after accounting for its costs). If the Buyer is not able to sell such Product, the Seller will re-take the Product at its expense, and in any event Buyer will be entitled to setoff its reasonable costs with notice to Seller against any other sums owed to Seller.

                                    ARTICLE 6
                           TRANSFER OF TITLE AND RISK

6.1 The Seller and the Buyer agree that the title to the Products and all risks will transfer from the Seller to the Buyer when the Seller has delivered the Products to the Buyer accordance with Section 5.1(a) herein.

                                    ARTICLE 7
                                     WEIGHT

7.1 All Products will be weighed over the Seller's full deck truck scales. Such scales will be inspected at regular intervals, have the appropriate seal affixed by the appropriate government regulatory agency and shall be legal for trade. Scale weights shall be accompanied by a printed scale ticket. The Seller agrees to permit the Buyer to re-sell Products using scales other than the Seller's, provided that such scales conform to the applicable regulatory requirements. The Buyer agrees that use of alternate scales will only occur on an exception basis to facilitate a sale and only when to the benefit of both parties.

                                    ARTICLE 8
                                MUTUAL INDEMNITY

8.1 Each of the parties hereto will indemnify and hold harmless the other party from and against any all liability, damages, losses and costs (including legal fees on a solicitor and his own client basis) suffered or incurred by such party as a result of any breach of this Agreement by the other party or as a result of any negligent act or neglect of the other party, its servants, employees, agents, invitees, or licensees, including liability for injury or damage to any person or property.

                                    ARTICLE 9
                                    INSURANCE

9.1 The Buyer and the Seller shall each provide and keep in force for the other, comprehensive general liability insurance in respect of personal injury, death or property damage with generally accepted insurance carriers as are customary for risks of this nature and for a minimum of $5,000,000 per occurrence and each party will provide to the other, proof of such insurance renewal thereof, upon request. The Buyer shall be named as an insured third party on the Seller's insurance.

                                   ARTICLE 10
                                   NON-WAIVER

10.1 Any waiver or condoning by one party of any breach of this Agreement by the other party shall not operate as a waiver or condoning of any subsequent breach of this agreement by the other party.

                                   ARTICLE 11
                                   EXCLUSIVITY

11.1 During the term of this Agreement, subject to Section 5.6, the Buyer will be the exclusive agent for purposes of marketing, distributing and sale of the Products. The Seller will not sell, deliver or otherwise dispose of any of the Products to any person, firm, partnership, syndicate, corporation, or other entity other than the Buyer or parties authorized in writing in advance by the Buyer. The Seller will refer all potential Product purchases to the Buyer and the Buyer will ensure that it deals with all such referrals on a prompt and courteous basis.

11.2 The Seller may retain minor portions of the Product for internal testing or other such uses by itself or other affiliated corporations.

                                   ARTICLE 12
                                 CONFIDENTIALITY

12.1 The Seller acknowledges that, by reason of the Agreement, it will become privy to confidential information belonging to the Buyer, including the identity of the Buyer's and Buyer's agent's customers and pricing information. The Seller will not, without the prior written consent of the Buyer, disclose to any third party or use for its own benefit, any such confidential information either during the term of the Agreement or thereafter.

12.2 The Buyer acknowledges and agrees with the Seller that all information connected with the Plant, the Process or the Products is confidential, and the Buyer will use its best efforts to protect the confidentiality of such information and will not disclose such information or any part thereof to any other person except to its consultants, subcontractors and employees as may be necessary to carry out its rights and obligations under this Agreement, and except as may be required for the Buyer's financial reporting, income tax or regulatory purposes. The Buyer will require each and every one of its employees, consultants, or sub-contractors who are provided with any information in respect of the Products or related knowledge to sign confidentiality agreements with the Buyer and the Seller, such agreements to be in a form acceptable to the Seller.

                                   ARTICLE 13
                                   TERMINATION

13.1 Notwithstanding anything herein contained, either party may terminate this Agreement upon written notice to the other party in the event that:

     (a) such other party commits a material breach of any provision of this Agreement and fails to cure that breach within fifteen (15) days following receipt of a notice of such breach by the other party (which notice must specify in reasonable detail the breach or breaches complained of);

     (b)  the Seller decide to close the Plant;

     (c) either party becomes the subject of any bankruptcy, insolvency or similar proceedings; or

     (d) any legislation, regulations, policy ruling or decision of a Federal, Provincial State or Municipal government or of any agency thereof is implemented, repealed or altered in such a way as to significantly prevent either party from lawfully exercising its rights or performing its obligations hereunder.

                                   ARTICLE 14
                                     GENERAL

14.1 If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this agreement or application of such term, covenant or condition to a party of circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining term, covenant or condition of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

14.2 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussion, whether oral or written, of the parties and there are not general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth herein.

14.3 The parties hereto and each of them do hereby covenant and agree to do such things and execute such further documents, agreements and assurances as may be necessary or advisable from time to time in order to carry out the true intent and purposes of this Agreement fully and effectively.

14.4 This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

14.5 Unless otherwise indicated any notice required to be given under this Agreement shall be in writing and addressed to the parties as hereinbefore set out and may be delivered or telecopied. Any notice given as aforesaid shall be deemed to have been received, if delivered, when delivered or, if telecopied on the business day after the date of telecopying.

14.6 Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement, the same shall be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof.

14.7 This Agreement shall be governed by and construed in accordance with the laws of Ontario and the parties hereto submit to the jurisdiction of the Courts in Ontario. The parties agree that any litigation between the parties which arises pursuant to or in connection with the Agreement, or any of its provisions, shall be referred to the Courts in Ontario and shall not be referred to the Courts of any other jurisdiction.

14.8 Time shall be of the essence of this Agreement and of every part hereof.

14.9 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

14.10If either  party  fails to meet its  obligation  hereunder  within the time prescribed and such failure is caused or materially contributed to by force majeure (and for the purposes of this Agreement, force majeure shall mean any act of God, strike, lockout, or other industrial disturbances, sabotage, war, blockages, insurrections, riots, epidemics, lightning, earthquakes, floods, storms, fires, washouts, nuclear and radiation activity or fallout, arrests and distraints of rules and people, civil disturbances, explosion, breakage or accident to machinery or stoppage thereof for necessary maintenance or repairs, inability to obtain labor, materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable means, any act, omission, or event whether of the kind herein enumerated or otherwise not within the control of such party, and which by the exercise of due diligence such party could not have prevented, but lack of funds on the part of such party or parties shall be deemed not to be a force majeure) such failure shall be deemed not to be a breach of the obligations of that party if the respective party uses its best efforts to put itself in a position to carry out its obligations hereunder.

14.11This  Agreement is  assignable or may be sublet or contracted by the Buyer, in whole or part, from time to time, as of right, upon reasonable written notice thereof to the Seller and by such assignment, subletting or subcontract the Agreement shall be deemed remade as a novation as between the Seller and each such assignee or subcontractor, respectively, as the case may be and for the remaining term of the Agreement during the operation of such assignment, subletting or subcontracting, the Seller shall be freed and relieved of all obligation hereunder and such obligations shall be borne solely by the assignee or subcontractor. This Agreement is not assignable by the Seller, nor capable of being subcontracted or otherwise delegated in any manner by the Seller.

WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the day and year first above written.

PLANET  EARTH  OPERATING  SERVICES  INC.

                                        By:  /S/  Perry  Smith
                                             -----------------------------



                                        HAMILTON  BIO  CONVERSION  INC.

                                        By:  /S/  Edwin  Kroeker
                                             -------------------------

                                  APPENDIX "A"

PRODUCT  SPECIFICATIONS

Animal  Feed
------------

The Product, Thermophilic Dehydrated Food Waste, shall consist of a mixture of food waste products that have been separated from non-edible packaging material, and is further processed by heat treatment and dehydration. The material may be obtained from food processing and food servicing establishments other than those at international ports of entry. It may contain grains, millfeed or oilseed meal as a carrier. The waste product shall be picked up daily or sufficiently often that no decomposition is evident. If an antioxidant(s) is used, the common name or names shall be indicated on the label. It shall be labelled for guarantees for minimum crude protein, minimum crude fat, minimum and maximum calcium and minimum and maximum phosphorus, maximum salt, maximum crude fibre and maximum moisture and minimum antioxidant, if added.

In addition to meeting the above definition, registration entails that the following conditions are met:

1. The following lists of ingredients only are approved within the above definition. Any additions to this list must be approved by the office of Food Inspection Directorate, Plant Products Division prior to their addition into the Product, Thermophilic Dehydrated Food Waste.

          Restaurant and Kitchen By-Products

               -    Pre-Consumer

               -    Post-Consumer

          Processed Food and Beverage Products

               -    To include bakery wastes and manufactured goods

               -    Outdated products

               -    Off-spec products

               -    Improperly packaged products

               -    Unused portions

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          Edible Grains, Legumes, Pulses

               -    Flours from these sources

               -    Hulls and fines

               -    Dough

               -    Pasta products fresh and dry

               -    Distillers and brewers grain fermentation by-products

               -    Cereal by-products

               -    Edible vegetable oils and fats

          Fruit and Vegetable Material

               -    To include juices and pomace

               -    Outdated retail or wholesale stocks

          Mean and Meat Products*

               - To include meat trim, meat processing wastes, poultry by-products, sausages and other processed meats

          *Meat processing products may not include the product obtained by the flocculation of the processing waste and water stream.

          Dairy Products

               -    Outdated ice cream

               -    Outdated cheese products

               -    outdated milk, cream and yogurt

               -    Cheese whey

               -    Improperly packaged products

          Pet Food

               -    Outdated or off-spec

2. Antioxidants such as ethoxyquin may be added in an amount not to exceed 0.015% of the total diet of the animal. This can be calculated based on the inclusion rate of your product. A label statement must indicate if an antioxidant is added in the future.

3.   If modifications to the described  process are made, the Buyer and the Food
     Inspection   Directorate,   Plant  Products   Division  shall  be  notified
     immediately.

4. If changes to the reported quality control procedures used to assure uniformity of the mix and the lack of contamination of subsequent lots of feed are made, the Buyer and the Food Inspection Directorate, Plant Product Division shall be notified immediately.

5. The feed is approved only for use in swine and broiler rations at a rate of up to ten (10%) percent of the ration. (This feed is not approved for use in ruminant rations in Canada.)

Specific Product specifications for Thermophilic Dehydrated Food Waste shall be as follows:

                    Moisture, maximum                                12.0%
                    Crude Protein, minimum                           18.0%
                    Crude Fiber, maximum                             30.0%
                    Fat, minimum                                     12.0%
                    Calcium, minimum                                  1.0%
                    Calcium, maximum                                  1.5%
                    Phosphorous, minimum                              0.2%
                    Phosphorous, maximum                              0.6%
                    Salt, maximum                                     0.6%
                    Expiry Date             60 days from manufacture date


The  parties  hereby  agree  to  the  foregoing  appendix.

     PLANET  EARTH  OPERATING  SERVICES  INC.

     By:  /S/  Perry  Smith



     HAMILTON  BIO  CONVERSION  INC.



     By:  /S/  Edwin  Kroeker

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